UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 14, 2010
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-00091 (Commission File Number)	43-0337683 (I.R.S. Employer Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) The Board of Directors of Furniture Brands International, Inc. (the “Company”) elected Ann Spector Lieff to serve on the Company’s Board of Directors and to serve as a member of the Company’s Audit Committee effective May 14, 2010.
     There are no arrangements or understandings between Ms. Lieff and any other persons pursuant to which she was elected director, and Ms. Lieff is not a party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Lieff will participate in the Company’s standard director compensation program, which currently consists of a one-time grant for new directors of restricted stock awards with a market value on the date of the grant of $50,000.
     A copy of the Company’s press release announcing the election of Ms. Lieff is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated May 19, 2010, announcing the election of Ann S. Lieff to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 19, 2010

Furniture Brands International, Inc. (Registrant)
By:	/s/ Jon D. Botsford
	Name:	Jon D. Botsford
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated May 19, 2010, announcing the election of Ann S. Lieff to the Board of Directors.